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                                                                EXHIBIT 10.3.2

                         NON-QUALIFIED STOCK OPTION AGREEMENT

                                UNDER THE METABOLIX, INC.
                          2006 STOCK OPTION AND INCENTIVE PLAN


Name of Optionee:
No. of Option Shares:
Option Exercise Price per Share: $
                                        [FMV ON GRANT DATE]
Grant Date:
Expiration Date:

         Pursuant to the Metabolix, Inc. 2006 Stock Option and Incentive Plan, as amended through the date hereof (the "Plan"), Metabolix, Inc. (the "Company") hereby grants to the Optionee named above an option (the "Stock Option") to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.01 per share (the "Stock") of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan. This Stock Option is not intended to be an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended.

    1. EXERCISABILITY SCHEDULE. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Committee to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated:

               INCREMENTAL NUMBER OF
             OPTION SHARES EXERCISABLE            EXERCISABILITY DATE
             ------------------------             -------------------

       -------------             (---%)             ------------
       -------------             (---%)             ------------
       -------------             (---%)             ------------
       -------------             (---%)             ------------
       -------------             (---%)             ------------

         Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.



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    2.   MANNER OF EXERCISE.

         (a) The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Company of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

         Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Committee; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Committee; (iii) at the discretion of the Committee, in accordance with a cashless exercise program established with a securities brokerage firm and approved by the Committee, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or (iv) a combination of (i), (ii) and (iii) above. Payment instruments will be received subject to collection.

         The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon the Company's receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

         (b) The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee's name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.


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         (c) The minimum number of shares with respect to which this Stock
Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

         (d) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

    3. TERMINATION OF SERVICE. If the Optionee ceases to be [an employee] [a consultant] of the Company or a Subsidiary (as defined in the Plan), the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

         (a) TERMINATION DUE TO DEATH.  If the Optionee ceases to be
[an employee][a consultant] by reason of the Optionee's death, any exercisable portion of this Stock Option outstanding on such date may be exercised by the Optionee's legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.

         (b) TERMINATION DUE TO DISABILITY.  If the Optionee ceases to be
[an employee][a consultant] by reason of the Optionee's disability (as determined by the Committee), any exercisable portion of this Stock Option outstanding on such date may be exercised by the Optionee for a period of 12 months from the date of termination or until the Expiration Date, if earlier.
 The death of the Optionee during the 12-month period provided in this
Section 3(b) shall extend such period for another 12 months from the date of death or until the Expiration Date, if earlier.

         (c) TERMINATION FOR CAUSE.  If the Optionee ceases to be
[an employee][a consultant] due to termination for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect. For purposes hereof, "Cause" shall mean a determination by the Company that the Optionee shall be dismissed as a result of (i) any material breach by the Optionee of any agreement between the Optionee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the Optionee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Optionee of the Optionee's duties to the Company.

         (d) OTHER TERMINATION. If the Optionee ceases to be an [an employee] [a consultant] for any reason other than the Optionee's death, the Optionee's disability or Cause, and unless otherwise determined by the Committee, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier.
 Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

         The Committee's determination of the reason for termination of the Optionee's service to the Company shall be conclusive and binding on the Optionee and his or her representatives or legatees.



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    4.   INCORPORATION OF PLAN.  Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

    5. TRANSFERABILITY. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee's lifetime, only by the Optionee, and thereafter, only by the Optionee's legal representative or legatee.

    6. TAX WITHHOLDING. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Optionee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or (ii) transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding
amount due.   The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

     7. NO OBLIGATION TO CONTINUE EMPLOYMENT. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Optionee at any time.


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    8.   NOTICES.  Notices hereunder shall be mailed or delivered to the
Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.



                                       METABOLIX, INC.

                                       By: ___________________________________
                                           Title:


The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.


Dated: ___________________________     ______________________________________
                                       Optionee's Signature


                                       Optionee's name and address:

                                       ______________________________________

                                       ______________________________________

                                       ______________________________________



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